                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)- 6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                Tambrands Inc.
_______________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)

_______________________________________________________________________________

                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


          1)   Title of each class of securities to which transaction applies:
______________________________________________________________________________
          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

_____________________________________________________________________________

          4)   Proposed maximum aggregate value of transaction:

_____________________________________________________________________________
          5)   Total fee paid:

_____________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

____________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

____________________________________________________________________________
          3)   Filing Party:

____________________________________________________________________________
          4)   Date Filed:

____________________________________________________________________________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                 TAMBRANDS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 1995

  The Annual Meeting of the shareholders of Tambrands Inc. (the "Corporation") will be held at The Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, on Tuesday, April 25, 1995, at 9:30 A.M., for the following purposes:

    (1) To elect directors for the ensuing year;

    (2) To vote upon a proposal to approve the 1995 Directors Stock and Deferred Compensation Plan as described in the accompanying Proxy Statement; and

    (3) To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on February 28, 1995 will be entitled to vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for inspection at the meeting and during business hours from April 14, 1995 to the date of the meeting at The Rye Town Hilton at the address set forth above.

  Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                        By Order of the Board of Directors

                                              Raymond F. Wright,
                                              Senior Vice President --
                                              Chief Financial Officer

777 Westchester Avenue
White Plains, New York 10604
March 10, 1995

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED PROMPTLY

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 TAMBRANDS INC.

                                PROXY STATEMENT

March 10, 1995

  This Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tambrands Inc. (the "Corporation") for use at the Annual Meeting of its shareholders to be held on April 25, 1995.

  Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named nominees and approval of the proposal set forth in the Notice of Annual Meeting of Shareholders of the Corporation. Any person giving a proxy may revoke it by written notice to the Corporation at any time prior to exercise of the proxy. In addition, although mere attendance at the meeting will not revoke the proxy, a person present at the meeting may withdraw his or her proxy and vote in person.

  The Annual Report of the Corporation (which does not form a part of the proxy solicitation material), including the financial statements of the Corporation for the fiscal year 1994, is enclosed herewith.

  The mailing address of the principal executive offices of the Corporation is 777 Westchester Avenue, White Plains, New York 10604. This Statement and the accompanying form of proxy are being mailed to the shareholders of the Corporation on or about March 10, 1995.

                               VOTING SECURITIES

  The Corporation has only one class of voting securities, its Common Stock, par value $.25 per share (the "Common Stock"). On February 28, 1995, 36,686,134 shares of Common Stock were outstanding. At the meeting, each shareholder of record at the close of business on February 28, 1995 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented to the meeting.

                             ELECTION OF DIRECTORS

  Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the nominees named in the following table as directors of the Corporation to serve until the next Annual Meeting and until their successors are duly elected and have qualified.

  To be elected, each nominee for director requires the affirmative vote of a plurality of the votes cast.

  If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election.

  The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Corporation by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

                  INFORMATION REGARDING NOMINEES FOR ELECTION
                        AS DIRECTORS OF TAMBRANDS INC.

Lilyan H. Affinito

  Former Vice Chairman of MAXXAM Group Inc., Houston, Texas (forest products operations, real estate management and development and integrated aluminum production) from before February 1990 to June 1991; director of Caterpillar Inc., Chrysler Corporation, Jostens, Inc., Kmart Corp., Lillian Vernon Corporation, New England Telephone & Telegraph Co. and New York Telephone Co.; director of the Corporation since 1986; age 63.

Paul S. Doherty

  Member of the law firm of Doherty, Wallace, Pillsbury & Murphy, P.C., Springfield, Massachusetts, from before February 1990; trustee of NWNL Northstar Series Trust; director of the Corporation since 1979; age 60.

Edward T. Fogarty

  President and Chief Executive Officer of the Corporation since May 1994; President-- USA/Canada/Puerto Rico of Colgate-Palmolive Company, New York, New York (consumer products) from before February 1990 to May 1994; director of the Corporation since 1994; age 58.

Floyd Hall

  Chairman and Chief Executive Officer of The Museum Company, East Rutherford, New Jersey (museum art replica retailing) from before February 1990; Chairman and Chief Executive Officer of Alva Museum Reproductions, Inc., East Rutherford, New Jersey (museum art replica manufacturing) from before February 1990; Chairman and Chief Executive Officer of Glassmasters, Richmond, Virginia (stained glass manufacturing) since October 1994; director of Jamesway Corp. and Jundt Associates, Inc.; director of the Corporation since 1990; age 56.

Robert P. Kiley

  President of Neal Ward Realty Inc., Damariscotta, Maine (land development and real estate) from before February 1990; director of the Corporation since 1981; age 59.

John Loudon

  Chairman of Caneminster Limited, London, United Kingdom (investment company) from before February 1990; director of Exel, Ltd.; director of the Corporation since 1991; age 59.

Ruth M. Manton

  Chairman, President and Chief Executive Officer and owner of Aries Design Management, Inc., New York, New York (marketing and licensing consulting) from before February 1990; director of the Corporation since 1981; age 69.

John A. Meyers

  Chairman and President of J.A.M. Enterprises, Vero Beach, Florida (marketing and publishing consulting) from before February 1990; director of the Corporation since 1989; age 66.

H.L. Tower

  Chairman of the Board of Stanhome Inc., Westfield, Massachusetts (direct selling, giftware and direct response) since August 1990; Chairman of the Board and Chief Executive Officer of Stanhome Inc. from before February 1990 to August 1990; director of the Corporation since 1985; age 62.

Howard B. Wentz, Jr.

  Chairman of the Board of Directors of the Corporation since June 1993; Chairman of the Board of ESSTAR Incorporated, New Haven, Connecticut (manufacturing of portable electric tools and architectural hardware) from before February 1990; director of Colgate-Palmolive Company; director of the Corporation since 1985; age 65.

Robert M. Williams

  Chairman of the Board of RFE Management Corporation, New Canaan, Connecticut (management corporation for five venture capital limited partnerships of which Mr. Williams is also the managing partner) from before February 1990; director of the Corporation since 1981; age 54.

  Each of the nominees was elected to his or her present term of office at the last Annual Meeting of Shareholders, except for Mr. Fogarty, who was appointed by the Board of Directors effective May 31, 1994. Charles J. Chapman resigned from the Board as of October 1, 1994 and is not standing for reelection this year. After his resignation, the number of directors was decreased from twelve to eleven by action of the Board of Directors.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

  The Board of Directors presently has standing Audit, Director Affairs (formerly Nominating), Compensation, Executive and Investment Review Committees, the membership and principal responsibilities of which are described below:

Audit Committee

  Members: Mr. Loudon (Chairman), Ms. Manton, Mr. Meyers and Mr. Williams.

  The Audit Committee's functions include recommending to the Board of Directors the selection of the Corporation's independent public accountants and reviewing with such accountants the plan for and results of their audit, the adequacy of the Corporation's systems of internal accounting controls, any material breakdown in such controls and any material violation of the Corporation's Code of Conduct. In addition, the Audit Committee reviews the independence of the independent public accountants and their fees for services rendered to the Corporation.

Committee on Director Affairs

  Members: Mr. Meyers (Chairman), Mr. Doherty, Mr. Loudon, Mr. Tower and Mr. Wentz.

  In January 1995, the Nominating Committee was renamed the Committee on Director Affairs and its functions were expanded to include additional matters of Board organization and corporate governance, including reviewing and making recommendations to the Board concerning the Board's size, composition, compensation and tenure and the creation and composition of Board committees.

  The Committee evaluates prospective candidates for election to the Board of Directors and recommends specific nominees to fill any vacancy in the Board that may occur. The Committee will consider a candidate for nomination as a director of the Corporation upon receipt of a timely written notice of a shareholder's recommendation, addressed to the Secretary or Assistant Secretary of the Corporation at the Corporation's address set forth on the first page of this Proxy Statement. In accordance with the Corporation's By-Laws, no person may be nominated as a director by a shareholder at any Annual Meeting of Shareholders unless written notice of such proposed nomination, containing certain information required under the By-Laws, is delivered to the Secretary or Assistant Secretary not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's Annual Meeting, subject to certain exceptions set forth in the By-Laws.

Compensation Committee

  Members: Ms. Affinito (Chairperson), Mr. Doherty, Mr. Hall, Mr. Tower and Mr. Wentz.

  The Compensation Committee's functions include reviewing and making proposals to the Board of Directors or to a committee appointed by the Board (the "Administrative Committee") with respect to matters having to do with the compensation of senior executive officers of the Corporation and administering certain plans relating to the compensation of officers and certain plans relating to the compensation of directors. To assure compliance with Rule 16b-3, as promulgated by the Securities and Exchange

Commission, the Administrative Committee currently is responsible for the administration of all stock-based compensation plans for officers, including the 1981 Long Term Incentive Program, the 1991 Stock Option Plan, the 1991 Employee Stock Purchase Plan, the 1989 Restricted Stock Plan, and the exchange features of the 1992 Directors Stock Incentive Plan. The current members of the Administrative Committee are Paul S. Doherty, E. Russell Sprague, a former officer and director of the Corporation, and George N. Lindsay, a retired partner of Debevoise & Plimpton, one of the Corporation's legal advisors. The Compensation Committee makes recommendations to the Administrative Committee regarding the awards that are made under such plans.

Executive Committee

  Members: Mr. Wentz (Chairman), Ms. Affinito, Mr. Doherty, Mr. Fogarty, Mr. Hall, Ms. Manton and Mr. Williams.

  The Executive Committee may, between meetings of the Board of Directors, exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except with respect to certain significant corporate matters reserved to the Board by Delaware law, such as amendments to the Certificate of Incorporation or By-Laws of the Corporation.

Investment Review Committee

  Members: Mr. Tower (Chairman), Mr. Hall, Mr. Kiley, Mr. Loudon and Mr. Wentz.

  The Investment Review Committee's functions include reviewing, monitoring and reporting to the Board of Directors on each investment by the Corporation in the amount of $2 million or more for new products or product improvements, acquisitions or dispositions of other businesses or the construction, alteration or purchase of property, plant or equipment. The Investment Review Committee is authorized to approve any such investment of $2 million or more that is less than $5 million.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

  During the 1994 fiscal year the Board of Directors held seven meetings. The Audit Committee met three times, the Committee on Director Affairs met once, the Compensation Committee met ten times, the Executive Committee met eight times and the Investment Review Committee met four times. During such fiscal year each director attended at least 75% of the aggregate of (i) the meetings of the Board and (ii) the meetings of the committees of the Board on which such director served.

COMPENSATION OF DIRECTORS

  An annual cash fee of $20,000 is payable by the Corporation to each director who is not also an officer of the Corporation ("Non-Employee Director"). During 1994, to the extent that a Non-Employee Director attended more than ten meetings of the Board and any committees of the Board of which he or she was a member, the Corporation paid such director a per-meeting fee of $500 for telephonic meetings and $1,000 for in-person meetings. Effective January 1, 1995, no per-meeting fees are payable for attendance at Board or committee meetings.

  Non-Employee Directors have participated in the 1992 Directors Stock Incentive Plan (the "1992 Directors Stock Plan"), which will expire June 30, 1995. Under the 1992 Directors Stock Plan, each Non-

Employee Director annually received, and on the date of the 1995 Annual Meeting of the Corporation's shareholders will receive, 400 shares of the Corporation's Common Stock (or, in the case of a Non-Employee Director who serves for less than a full-year term, a pro rata award based on the Non-Employee Director's period of service). Additionally, each Non-Employee Director also received annual grants of options to purchase 1,100 shares of the Corporation's Common Stock at the then fair market value of a share of Common Stock on or about November 15 of each year from 1990 through 1994. A Non-Employee Director who was first elected to the Board after the date the annual grant was made would receive an initial pro rata grant. After June 30, 1995, annual stock grants (increased in number from 400 shares to 500 shares) and option grants will be continued for Non-Employee Directors under the 1995 Directors Stock and Deferred Compensation Plan (the "1995 Directors Compensation Plan"), if approved by shareholders at the Annual Meeting. The 1995 Directors Compensation Plan is described in greater detail below under the caption "Proposal to Approve the 1995 Directors Stock and Deferred Compensation Plan."

  Under the 1992 Directors Stock Plan, most Non-Employee Directors also were eligible in 1994 to elect at fixed dates to receive additional stock options ("Exchange Options") or share awards ("Exchange Shares") instead of their annual retainer fees otherwise payable in cash or their annual share awards. The number of Exchange Options granted was determined by dividing the value of the compensation forgone by the per share value of an Exchange Option as determined by Morgan Stanley & Co., Inc. The number of Exchange Shares is determined by dividing the amount of cash fees forgone for each calendar quarter by the fair market value of a share of Common Stock on the first day of such quarter. Exchange Options and Exchange Shares have been (and, in the case of certain Exchange Shares to be granted in 1995 pursuant to a 1994 election, will be) granted or awarded at fixed dates established under the 1992 Directors Stock Plan. The 1995 Directors Compensation Plan provides for the grant of Exchange Shares, but does not provide for the grant of Exchange Options.

  Under the Pension Plan for Non-Employee Directors, each Non-Employee Director is entitled to receive an annual retirement benefit equal to the annual cash fee payable for the year in which the director retires from the Board. The benefit is payable for the number of full years served as a Non-Employee Director, up to a maximum of 10 years (with actuarially equivalent alternative forms of benefits available in certain circumstances). Payments commence at the later of age 65 or retirement from the Board. In the event that a Non-Employee Director leaves the Board within one year after a change of control of the Corporation (as defined in the plan), the director will receive a lump sum payment equal to the actuarial value of the payments to which the director otherwise would have been entitled under the plan. Benefits under the plan are funded in an irrevocable grantor trust established by the Corporation.

  Any director who is also an officer receives no additional compensation for services as a director of the Corporation.

  From January 1 until May 30, 1994, Mr. Wentz performed the duties of the Chief Executive Officer of the Corporation. For such services, Mr. Wentz received $2,500 per day under a written agreement with the Corporation. Since Mr. Fogarty became Chief Executive Officer, Mr. Wentz has been paid the same per diem fee for his additional services as the Chairman of the Board. All amounts paid to Mr. Wentz for his services to the Corporation during 1994, whether rendered before or after Mr. Fogarty became Chief Executive Officer, are included in the Summary Compensation Table.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table summarizes the compensation paid to the Chairman of the Board of Directors, who performed the duties of the Chief Executive Officer until May 30, 1994, the Chief Executive Officer of the Corporation and each of the Corporation's four other most highly compensated executive officers serving as executive officers on December 31, 1994 (who, together with the Chief Executive Officer, are the "Current Named Executives") for services to the Corporation and its subsidiaries during 1994 and, where required, with respect to the previous two fiscal years. Also included in the following table is the compensation paid for services as an executive officer during or with respect to the previous three fiscal years to Mr. Charles J. Chapman, a former executive officer of the Corporation who received more salary and bonus for his services in 1994 than certain of the Current Named Executives. The Current Named Executives and Messrs. Wentz and Chapman are collectively referred to as the "Named Executives."

                                                                                  LONG-TERM
                         ANNUAL COMPENSATION                                 COMPENSATION AWARDS
- ------------------------------------------------------------------------ ---------------------------
          (a)             (b)      (c)           (d)           (e)            (f)           (g)              (h)
                                                                                         SECURITIES
                                                                           RESTRICTED    UNDERLYING
        NAME AND                                          OTHER ANNUAL       STOCK      OPTIONS/SARS      ALL OTHER
   PRINCIPAL POSITION     YEAR SALARY($)(1)  BONUS($)(1) COMPENSATION($) AWARD(S)($)(2) (#OF SHARES)  COMPENSATION($)(3)
   ------------------     ---- ------------  ----------- --------------- -------------- ------------  ------------------
Howard B. Wentz, Jr.....  1994   501,875(4)        N/A         N/A           34,810(5)      1,100(6)           N/A
 Chairman                 1993   280,000(7)        N/A         N/A           40,277(5)      1,100(6)           N/A
Edward T. Fogarty.......  1994   306,250             0         N/A          480,938       199,097            1,342
 President and Chief Ex-
 ecutive Officer
Charles J. Chapman......  1994   262,500        68,200         N/A                0             0           92,120
 Former Executive Vice    1993   283,833             0         N/A                0        45,127            6,941
 President and            1992   289,433        16,700         N/A                0        66,099            6,053
 President, North
 America
Raymond F. Wright.......  1994   255,000             0         N/A                0        39,902            4,620
 Senior Vice President--  1993   238,000             0         N/A                0        19,955            7,243
 Chief Financial Officer  1992   213,500        12,600         N/A                0        20,560            5,971
Michael K. Lorelli......  1994    81,025       199,395         N/A                0        90,000              N/A
 Executive Vice Presi-
 dent and President,
 North America/Latin
 America
Jerome B. Wainick.......  1994   175,000             0         N/A                0        23,214            4,556
 Vice President--Re-      1993   169,000             0         N/A                0        10,854            6,520
 search and Development   1992   161,917         1,700         N/A                0        11,159            5,566
Harry E. Raber..........  1994   168,666        24,000         N/A                0        11,868            4,620
 Vice President--         1993   162,000        24,480         N/A                0         7,901            6,555
 Corporate Engineering    1992   155,333         8,600         N/A                0        11,013            5,592
 and Manufacturing

- ----------
(1) Includes, where applicable, amounts electively deferred by each Named Executive under the Corporation's Savings Plan and Employee Stock Purchase Plan, but excludes amounts forgone at the election of a Named Executive in exchange for other awards. The number of shares or options granted in exchange for such amounts is included in column (f) or (g), as applicable.
                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
(2) On December 31, 1994, the Named Executives held the following number of shares of restricted stock, which had the following aggregate values on such date: Mr. Wentz, no shares; Mr. Fogarty, 13,500 shares worth $521,438; Mr. Chapman, 3,950 shares worth $152,569; Mr. Wright, 1,340 shares worth $51,758; Mr. Lorelli, no shares; Mr. Wainick, 590 shares worth $22,789; and Mr. Raber, 590 shares worth $22,789. The shares of restricted stock granted to Mr. Fogarty generally vest in three annual installments beginning with the third anniversary of the grant date, except that such shares may vest earlier in certain circumstances, such as upon a change of control of the Corporation or his death, disability, normal retirement or approved early retirement. Dividends on restricted stock are paid to the holders thereof at the same time and in the same manner as dividends are paid to all other shareholders of the Corporation.
(3) In the case of Messrs. Fogarty, Chapman, Wright, Wainick and Raber, amounts listed in this column reflect the Corporation's contributions to the Corporation's Savings Plan (exclusive of amounts deferred at the election of the Named Executives). Messrs. Wentz and Lorelli did not participate in the Corporation's Savings Plan. For Mr. Chapman, the amount listed in this column includes salary continuance which the Corporation became obligated to pay because he postponed his retirement until October 1, 1994. For a further discussion, see the caption "Other Information."
(4) Includes amounts paid to Mr. Wentz for performing the duties of the Chief Executive Officer from January 1 through May 30, 1994, for services as Chairman of the Board from May 31, 1994 through December 31, 1994, and the aggregate amount of all fees paid under the standard arrangements for Non-Employee Directors.
(5) Shares awarded, without restrictions, to Mr. Wentz as a Non-Employee Director under the 1992 Directors Stock Plan, consisting of the 400 share annual stock awards and shares received in exchange for the $20,000 annual retainers otherwise payable to Mr. Wentz.
(6) Options received by Mr. Wentz as a Non-Employee Director under the 1992 Directors Stock Plan.
(7) Includes amounts paid to Mr. Wentz for performing the duties of the Chief Executive Officer from June 2, 1993 through December 31, 1993 and the aggregate amount of all fees paid under the standard arrangements for Non-Employee Directors.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth the stock options granted during the 1994 fiscal year to the Named Executives.

                                                                       GRANT DATE
                         INDIVIDUAL GRANTS                              VALUE(1)
- ---------------------------------------------------------------------- ----------
         (a)               (b)           (c)         (d)       (e)        (f)
                                        % OF
                                    TOTAL OPTIONS
                                     GRANTED TO   EXERCISE             GRANT DATE
                         OPTIONS    EMPLOYEES IN   OR BASE  EXPIRATION  PRESENT
        NAME           GRANTED (2)   FISCAL YEAR  PRICE ($)    DATE    VALUE ($)
        ----           -----------  ------------- --------- ---------- ----------
Howard B. Wentz, Jr..     1,100(3)       0.1(4)    41.4375   11/15/04    11,737
Edward T. Fogarty....    60,000(5)       7.4       35.5000    5/31/04   551,400
                         21,666(5)       2.7       45.0000    5/31/04   159,462
                         21,667(5)       2.7       50.0000    5/31/04   142,569
                         21,667(5)       2.7       55.0000    5/31/04   127,835
                         74,097(6)       9.2       36.9375    8/23/04   637,975
Charles J. Chapman...         0            0           N/A        N/A       N/A
Raymond F. Wright....    17,222(6)       2.1       36.9375    8/23/04   148,281
                         22,680(7)       2.8       36.8750    8/26/04   194,141
Michael K. Lorelli...    45,000(8)       5.6       37.4375    8/31/04   383,850
                         15,000(8)       1.9       42.4375    8/31/04   109,200
                         15,000(8)       1.9       47.4375    8/31/04    93,150
                         15,000(8)       1.9       52.4375    8/31/04    79,500
Jerome B. Wainick....    10,894(6)       1.4       36.9375    8/23/04    93,797
                         12,320(7)       1.5       36.8750    8/26/04   105,459
Harry E. Raber.......     3,948(6)       0.5       36.9375    8/23/04    33,992
                          7,920(7)       1.0       36.8750    8/26/04    67,795

- ----------
(1) Based on the Black-Scholes option pricing model, as described in the paragraph and table following these footnotes.
(2) With the exception of Mr. Wentz's options, the options generally must be exercised, if at all, not later than 90 days following the termination of the optionee's employment with the Corporation and its affiliates; however, in the event that the optionee's employment terminates due to death, disability, normal retirement or approved early retirement, the optionee (or his beneficiary) will be able to exercise the options for five years following termination of employment. Mr. Wentz's options generally must be exercised, if at all, not later than one year after Mr. Wentz leaves the Board.
(3) Represents options received as a Non-Employee Director under the 1992 Directors Stock Plan.
(4) Percentage for Mr. Wentz determined assuming that, solely for purposes of this calculation, Mr. Wentz's options were employee options.
(5) This option generally becomes exercisable in approximately equal installments on each of May 31, 1995, May 31, 1996 and May 31, 1997, although it may become exercisable earlier upon the occurrence of a change of control of the Corporation or upon Mr. Fogarty's death, disability, normal retirement or approved early retirement.
(6) This option generally became exercisable on March 6, 1995.
(7) This option generally becomes exercisable in approximately equal installments on each of August 26, 1995, August 26, 1996 and August 26, 1997, although it may become exercisable earlier upon the occurrence of a change of control of the Corporation or upon the optionee's death, disability, normal retirement or approved early retirement.
(8) This option generally becomes exercisable in approximately equal installments on each of August 31, 1995, August 31, 1996 and August 31, 1997, although it may become exercisable earlier upon the occurrence of a change of control of the Corporation or upon Mr. Lorelli's death, disability, normal retirement or approved early retirement.

  The estimated grant date values set forth in the table above are based on the Black-Scholes option pricing model, which is an economic model that commonly is used to estimate the present value of an option grant. Like any economic model, the Black-Scholes option pricing model produces different results depending on the assumptions made, and the amounts shown above are merely good faith estimates of the present value of such option grants. Amounts related to these grants were estimated based upon the assumption that the option is exercised on the tenth anniversary of the date of grant and upon the respective assumptions set forth in the table below. No discount has been taken to reflect the risk of termination of employment, either before or after vesting. Because two of the variables in the value of these options are the future volatility in the value of the Corporation's Common Stock and the time at which the options can be exercised, the actual present value of such grants cannot be determined.

                        ASSUMED VOLATILITY    RISK-FREE         DIVIDEND
 DATE OF    EXERCISE        IN VALUE OF        RATE OF          YIELD ON
  GRANT     PRICE ($)   TAMBRANDS STOCK (%)   RETURN (%)   TAMBRANDS STOCK (%)
 -------    ---------   -------------------   ----------   -------------------
 11/15/94    41.4375           19.24             7.96             4.25
 5/31/94     35.5000           26.88             7.18             4.73
 5/31/94     45.0000           26.88             7.18             4.73
 5/31/94     50.0000           26.88             7.18             4.73
 5/31/94     55.0000           26.88             7.18             4.73
 8/23/94     36.9375           21.01             7.24             4.55
 8/26/94     36.8750           20.93             7.24             4.56
 8/31/94     37.4375           19.68             7.24             4.49
 8/31/94     42.4375           19.68             7.24             4.49
 8/31/94     47.4375           19.68             7.24             4.49
 8/31/94     52.4375           19.68             7.24             4.49

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

  The following table sets forth information for each Named Executive with regard to the aggregate stock options exercised during the 1994 fiscal year, and the aggregate stock options held as of December 31, 1994.

           (a)                 (b)           (c)                 (d)                       (e)
                                                        NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                            NUMBER OF                     OPTIONS AT FY-END           FY-END ($)(1)
                         SHARES ACQUIRED    VALUE     ------------------------- -------------------------
          NAME             ON EXERCISE   REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ------------ ----------- ------------- ----------- -------------
Howard B. Wentz, Jr.....         0             0          3,300            0           0             0
Edward T. Fogarty.......         0             0              0      199,097           0       337,682
Charles J. Chapman......         0             0        164,796            0      54,687             0
Raymond F. Wright.......         0             0         61,159      102,002           0        76,234
Michael K. Lorelli......         0             0              0       90,000           0        61,875
Jerome B. Wainick.......         0             0         34,861       51,414           0        44,296
Harry E. Raber..........         0             0         31,941       40,068      31,047        22,748

- ----------
(1) Based on the fair market value of the Corporation's Common Stock on December 31, 1994, minus the exercise price.

PENSION PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  The Corporation maintains a qualified Pension Plan and a Supplemental Executive Retirement Plan (the "SERP"). Subject to applicable vesting requirements, the SERP as currently in effect provides two types of benefits: the first restores for all employees any benefits that cannot be paid under the Pension Plan because of certain Internal Revenue Code limits (the "Excess Benefits"), and the second provides additional retirement benefits (the "Supplemental Benefits") to select employees, including the Current Named Executives other than Mr. Fogarty. Mr. Wentz is not a participant in the SERP or the Pension Plan, but participates in the Pension Plan for Non-Employee Directors.

  The Supplemental Benefits are generally calculated under a formula (the "Mid-Career Formula") that produces an annual benefit equal to the product of (i) three percent of an eligible participant's Highest

Average Earnings and (ii) the participant's Years of Service (not in excess of fifteen). Highest Average Earnings equals the average of a participant's compensation during the plan year, which generally includes wages for social security purposes determined without regard to certain limitations (but adjusted to include certain compensation which, at the participant's election, is not paid), for the five consecutive plan years out of the last ten years that produce the highest average. If it will provide them greater benefits, three participants, including Messrs. Wright and Wainick, will receive Supplemental Benefits under a second formula which has been deleted from SERP except for these three "Grandfathered Participants." This formula (the "Targeted Benefit Formula") is generally designed to provide each Grandfathered Participant with an annual benefit at age 62 equal to forty-five percent of the Participant's Highest Average Earnings. If a Grandfathered Participant ceases to be employed prior to age 62, the targeted benefit is multiplied by a fraction, the numerator of which is the Participant's Years of Service (as defined in the SERP) and the denominator of which is the remainder of 62 minus the Participant's age on his birthday occurring in the calendar year in which such Participant first became an employee of the Corporation or one of its subsidiaries. The Supplemental Benefits payable to a participant are reduced by a percentage of the participant's primary social security benefit and by the benefits payable to the participant under the Pension Plan.

  An eligible executive generally must complete at least ten Years of Service and remain employed with the Corporation until at least age 55 to become vested in any Supplemental Benefits. The Excess Benefits will become vested solely upon the completion of five Years of Service, which is the same requirement as applies to benefits accrued under the Pension Plan.

  If, within two years following a change of control of the Corporation, the employment of a Current Named Executive is terminated by the Corporation or by a Current Named Executive within 90 days following (i) a material reduction in his compensation and benefits, (ii) a material change in his duties or responsibilities or (iii) a transfer in his principal place of employment to a location more than 35 miles from his previous principal place of employment, he will automatically become vested in all benefits accrued under the SERP and receive an additional two years of credited service thereunder.

  Under the terms of the Pension Plan for Non-Employee Directors, had Mr. Wentz retired from the Board as of December 31, 1994, Mr. Wentz would have been entitled to a retirement benefit on such date of $20,000 per year for nine years, commencing at age 65.

  The first table that follows shows, for the compensation and years-of-service categories indicated, the estimated annual benefits payable to hypothetical participants who are entitled to the maximum benefits under the Pension Plan, as supplemented by the Excess Benefits under the SERP. The second table shows the benefits payable under the SERP's Mid-Career Formula, inclusive of the benefits shown in the first table. The benefits are assumed to be payable at retirement at normal retirement age under the Pension Plan.

                              PENSION PLAN BENEFITS TABLE--PENSION PLAN AND SERP EXCESS BENEFITS
                         ----------------------------------------------------------------------------
ANNUALIZED
 AVERAGE                  10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
 EARNINGS                OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE
- ----------               ---------- ---------- ---------- ---------- ---------- ---------- ----------
$100,000................  $ 14,370   $ 21,555   $ 28,740   $ 35,925   $ 43,110   $ 50,295   $ 57,480
 140,000................    20,370     30,555     40,740     50,925     61,110     71,295     81,480
 180,000................    26,370     39,555     52,740     65,925     79,110     92,295    105,480
 220,000................    32,370     48,555     64,740     80,925     97,110    113,295    129,480
 260,000................    38,370     57,555     76,740     95,925    115,110    134,295    153,480
 300,000................    44,370     66,555     88,740    110,925    133,110    155,295    177,480
 340,000................    50,370     75,555    100,740    125,925    151,110    176,295    201,480
 380,000................    56,370     84,555    112,740    140,925    169,110    197,295    225,480
 420,000................    62,370     93,555    124,740    155,925    187,110    218,295    249,480
 460,000................    68,370    102,555    136,740    170,925    205,110    239,295    273,480
 500,000................    74,370    111,555    148,740    185,925    223,110    260,295    297,480
 540,000................    80,370    120,555    160,740    200,925    241,110    281,295    321,480
 580,000................    86,370    129,555    172,740    215,925    259,110    302,295    345,480
 620,000................    92,370    138,555    184,740    230,925    277,110    323,295    369,480
 660,000................    98,370    147,555    196,740    245,925    295,110    344,295    393,480
 700,000................   104,370    156,555    208,740    260,925    313,110    365,295    417,480
                             PENSION PLAN BENEFITS TABLE--PENSION PLAN, SERP EXCESS BENEFITS AND
                                                   SERP MID-CAREER FORMULA
                         ----------------------------------------------------------------------------
ANNUALIZED
 AVERAGE                  10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
 EARNINGS                OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE
- ----------               ---------- ---------- ---------- ---------- ---------- ---------- ----------
$100,000................  $ 25,867   $ 38,801   $ 38,801   $ 38,801   $ 43,110   $ 50,295   $ 57,480
 140,000................    37,867     56,801     56,801     56,801     61,110     71,295     81,480
 180,000................    49,867     74,801     74,801     74,801     79,110     92,295    105,480
 220,000................    61,867     92,801     92,801     92,801     97,110    113,295    129,480
 260,000................    73,867    110,801    110,801    110,801    115,110    134,295    153,480
 300,000................    85,867    128,801    128,801    128,801    133,110    155,295    177,480
 340,000................    97,867    146,801    146,801    146,801    151,110    176,295    201,480
 380,000................   109,867    164,801    164,801    164,801    169,110    197,295    225,480
 420,000................   121,867    182,801    182,801    182,801    187,110    218,295    249,480
 460,000................   133,867    200,801    200,801    200,801    205,110    239,295    273,480
 500,000................   145,867    218,801    218,801    218,801    223,110    260,295    297,480
 540,000................   157,867    236,801    236,801    236,801    241,110    281,295    321,480
 580,000................   169,867    254,801    254,801    254,801    259,110    302,295    345,480
 620,000................   181,867    272,801    272,801    272,801    277,110    323,295    369,480
 660,000................   193,867    290,801    290,801    290,801    295,110    344,295    393,480
 700,000................   205,867    308,801    308,801    308,801    313,110    365,295    417,480

  As of December 31, 1994, the credited Years of Service and the compensation covered under the Pension Plan and the SERP of each of the Named Executives eligible to participate therein are as follows: Mr. Fogarty, one year, $525,000; Mr. Chapman, six years, $464,219; Mr. Wright, six years, $312,644; Mr. Lorelli, no years, $375,000; Mr. Wainick, five years, $198,062; and Mr. Raber, seven years, $188,483. The amounts shown in the above table reflect the effect of a social security offset and are based upon the assumption that benefits will be paid in the form of a life annuity.

  As of December 31, 1994, the annual benefits accrued under the Targeted Benefit Formula under the SERP (taking into account the reduction for amounts payable under the Pension Plan and the Excess Benefits formula and calculated on the assumption that benefits will be paid in the form of a life annuity) were $50,696 and $22,164 for Messrs. Wright and Wainick, respectively.

OTHER INFORMATION

  The Corporation has entered into employment agreements with each of Messrs. Fogarty and Lorelli. Under his agreement, Mr. Fogarty is to receive an annual base salary of $525,000 and an annual bonus opportunity at target levels of performance equal to 60% of his annual base salary. For his 1994 services, Mr. Fogarty was guaranteed a bonus equal to 60% of the salary paid to him by the Corporation in 1994, which Mr. Fogarty elected to forgo in exchange for a grant of stock options under the Corporation's Exchange Option Program. As is listed in the option grant table, pursuant to his agreement, Mr. Fogarty received an option to purchase 125,000 shares of the Corporation's Common Stock at the following exercise prices: for 60,000 shares, $35.50, which was the fair market value of a share of Common Stock on the date of grant; for 21,666 shares, $45.00; for 21,667 shares, $50.00; and for 21,667 shares, $55.00. The option generally becomes exercisable in three equal annual installments subject to acceleration upon the occurrence of certain events, including a change of control or Mr. Fogarty's death. As is listed in the Summary Compensation Table, Mr. Fogarty also received a grant of 13,500 restricted shares of the Corporation's Common Stock, which generally vest in three approximately equal annual installments on the third, fourth and fifth anniversaries of Mr. Fogarty's date of hire. These restricted shares were granted to him to compensate him for certain retirement benefits he forfeited or otherwise lost by reason of leaving his prior position to join the Corporation. In the event the Corporation terminates Mr. Fogarty's employment for any reason other than Cause (defined to include serious misconduct, conviction of a felony or breach of his covenant not to disclose confidential information) or his disability, or in the event Mr. Fogarty terminates his employment with the Corporation for Good Reason (e.g., due to a diminution in his duties as Chief Executive Officer or a material reduction in his annual base salary), the Corporation will pay Mr. Fogarty severance benefits equal to three times his then current annual base salary and shall deem Mr. Fogarty to be vested in his benefits accrued under the Corporation's Pension Plan and SERP, if not previously vested. The amount of the severance benefits will be paid in two lump sum payments over two years, unless Mr. Fogarty and the Corporation agree to pay all or a portion of the second payment in the first year.

  Under his agreement, Mr. Lorelli is to receive an annual base salary of $375,000 and an annual bonus opportunity at target levels of performance equal to 54% of his annual base salary. For his 1994 services, Mr. Lorelli was guaranteed a total bonus intended to provide the prorated target bonus opportunities available to him under the programs of his prior employer and the Corporation. Under this arrangement, the Corporation paid Mr. Lorelli 54% of the salary paid to him by the Corporation and five-sixths of the target bonus that would have been payable by such prior employer for 1994. Mr. Lorelli is also guaranteed a minimum bonus for his 1995 services equal to 36% of his salary for such year. As is listed in the option grant table, pursuant to his agreement, Mr. Lorelli received an option to purchase 90,000 shares of the Corporation's Common Stock at the following exercise prices: for 45,000 shares, $37.4375, which was the fair market value of a share of Common Stock on the date of grant; for 15,000 shares, $42.4375; for 15,000 shares, $47.4375; and for 15,000 shares, $52.4375. The option generally becomes exercisable in three equal annual installments subject to acceleration upon the occurrence of certain events, including a change of control or Mr. Lorelli's death.

  Mr. Lorelli is eligible to accrue benefits under the Mid-Career Formula of the SERP. However, if his employment terminates before such benefits vest, the Corporation will provide him a special retirement benefit. This benefit will be equal to the amount necessary, after taking into account the amounts payable to Mr. Lorelli under his prior employer's pension plans, to provide him aggregate retirement benefits equal to those that would have been payable to him, based on the assumptions set forth in his agreement, had he worked for his prior employer for five more years. This special benefit vests in five equal annual installments over his first five years of employment with the Corporation. In the event the Corporation terminates Mr. Lorelli's employment for any reason other than Cause (defined to include serious misconduct, conviction of a felony or breach of his covenant not to disclose confidential information) or his disability, or in the event Mr. Lorelli terminates his employment with the Corporation for Good Reason (e.g., due to a diminution in his duties or a reduction in his annual base salary), the Corporation will pay Mr. Lorelli severance benefits equal to a prorated target bonus for the year of termination and two times his then current annual base salary. The amount of the severance benefits will generally be paid in a lump sum, unless Mr. Lorelli and the Corporation agree to pay all or a portion of this amount over a period not to exceed two years.

  The Corporation has contracts with each of the Current Named Executives that provide certain rights in the event of a change of control of the Corporation. Under these contracts, if there is a change of control and if, within two years following the change of control, the employment of the employee is terminated without "cause" by the Corporation or if the employee terminates his employment for "good reason" (as such terms are defined in the contracts), then the employee is entitled to receive either three times, in the case of Messrs. Fogarty and Lorelli, or two times, in the case of Messrs. Wright, Wainick and Raber, the aggregate amount of the officer's then current base salary, the employee's last annual bonus award and the present value of the annual cost of the employee's participation in all employee benefit plans of the Corporation. Any payments by the Corporation to any such Named Executive would be grossed up on an after-tax basis with respect to certain federal excise taxes, if applicable.

  In 1994, the Corporation entered into an agreement with Mr. Chapman to provide continuity of management to the Corporation. The agreement provided Mr. Chapman with certain benefits to induce him to stay with the Corporation until October 1, 1994. Under the agreement, the Corporation provided Mr. Chapman with his full bonus opportunity for 1994 services (based on actual performance) and is paying him salary continuance in an amount equal to three months base salary in installments and providing regular employee benefits (or the economic equivalent thereof) through April 25, 1995. Mr. Chapman's retirement was treated as an early retirement with consent under the Corporation's option plans solely with respect to options that were vested at the time of his retirement or would have vested prior to April 25, 1995. This treatment permits him to exercise these options for five years following the termination of his employment status with the Corporation.

  The Corporation maintains a severance program that generally entitles an executive officer of the Corporation to receive severance benefits in the event that the officer's employment is involuntarily terminated by the Corporation. The actual benefits payable to any executive officer under such program will be based on several factors, including the executive officer's age and years of service at the time of such termination. The minimum severance benefit payable to an executive officer under the policy is one year's base salary. A prorated target bonus, adjusted as appropriate for performance, is also generally payable. In appropriate circumstances, the determination may be made that an employee's performance does not warrant any bonus payment.

  The Corporation provides a number of benefits which require that a participant perform a minimum period of service to receive some or all of such benefits. Under the terms of the governing plans--the Supplemental Executive Retirement Plan, the 1989 Restricted Stock Plan and the 1991 Stock Option Plan--the requirement for additional service is waived upon the occurrence of a "Change of Control" and the rights of participants to the previously accrued or awarded benefits are accelerated. Additionally, as is described in greater detail above, the Corporation has entered into agreements with the Current Named Executives that provide them with additional severance benefits in the event that their employment is involuntarily or constructively terminated following a Change of Control. For purposes of these various plans and agreements, a Change of Control will generally be deemed to occur if (i) any third party acquires 20% of the Corporation's Common Stock; (ii) the Corporation's shareholders approve (1) a merger or other consolidation of the Corporation with another corporation as a result of which the Corporation ceases to be a publicly traded company or (2) a sale of substantially all of the Corporation's assets; or (iii) the persons who constitute a majority of the members of the Board of Directors at the beginning of any 24-month period (or successors to such directors elected or nominated for election by such incumbent Board members) cease to be a majority of the Board of Directors.

  Executive officers and directors of the Corporation are required to file periodic reports with the Securities and Exchange Commission regarding transactions in the Corporation's equity securities with respect to which they have a primary interest. Ms. Diane Forrest, a former executive officer, did not meet the applicable filing deadline with respect to one transaction in the Corporation's Common Stock. The transaction occurred after she ceased to be employed by the Corporation, but while she was still subject to these reporting requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1994, the following directors served as members of the Compensation
Committee: Lilyan H. Affinito, Paul S. Doherty, Floyd Hall, H.L. Tower and Howard B. Wentz, Jr.

  The Compensation Committee operates independent of any interlocking relationship with the board of directors, executive officers or committees of any other corporation, the disclosure of which would be required under applicable regulations of the Securities and Exchange Commission. Mr. Wentz, who is the Chairman of the Board, performed the duties of the Chief Executive Officer of the Corporation from June 2, 1993 through May 30, 1994.

  Mr. Paul S. Doherty, a director of the Corporation, is a partner in Doherty, Wallace, Pillsbury & Murphy, P.C., a law firm that has performed certain services for the Corporation since January 1, 1994. In 1994, the Corporation paid this firm an aggregate amount of approximately $2,600 for services performed in 1993 and 1994.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report provides an explanation of the philosophy underlying the Corporation's executive compensation programs and details on how decisions were implemented during 1994 regarding the compensation paid to Edward T. Fogarty, who served as Chief Executive Officer of the Corporation (the "CEO") from May 31, 1994 and to Howard B. Wentz, Jr., the Chairman of the Board, who performed the duties of the CEO through May 30, 1994. In developing the practices and policies described in this report, the Compensation Committee has been advised by outside consultants experienced in the design and implementation of executive compensation arrangements.

FRAMEWORK FOR COMPENSATION DECISIONS

  Decisions with respect to the compensation of executive officers of the Corporation generally are within the authority of the Compensation Committee of the Board of Directors; however, during 1994, the Administrative Committee described above under the caption "Information Regarding the Board of Directors," which is comprised of three individuals each of whom is a "disinterested person" within the meaning of Rule 16b-3, as promulgated by the Securities and Exchange Commission, made all decisions with respect to grants of stock options and awards of restricted stock to executive officers, upon the recommendation of the Compensation Committee. In 1994, after due consideration, the Administrative Committee approved the recommendations of the Compensation Committee. These committees make recommendations to the Board of Directors with regard to the compensation of the person fulfilling the duties of the Corporation's Chief Executive Officer. Pursuant to the Corporation's normal practices, in 1994 the Board of Directors reviewed the committees' recommendations for Messrs. Fogarty and Wentz, and, after due consideration, approved such recommendations.

  The Compensation Committee regularly reviews the compensation paid to executive officers and periodically conducts reviews of the Corporation's compensation practices.

COMPARATIVE COMPANY DATA

  The Corporation uses a group of 21 companies (the "Comparative Group") both for purposes of determining the compensation it pays its executive officers and for purposes of the performance graph set forth below. Each of the companies in the Comparative Group has one or more of the following characteristics:

  . Widely recognized product brands.

  . Significant presence in the health and beauty aid or food category.

  . Significant market presence outside the United States.

  . Leading market shares in significant markets.

  . Similar caliber/experience of senior management.

  The Comparative Group includes several of the Corporation's competitors, and also includes other companies that are not engaged in the feminine protection business. Because of the similarities among the Corporation and the members of the Comparative Group with regard to the factors listed above, the Corporation believes that comparing the Corporation's compensation practices and stock performance to those of the Comparative Group is more reasonable than comparing the Corporation solely to its competitors.

  All Comparative Group data is adjusted to reflect differences in company size and the scope of each executive's responsibilities.

  The companies that comprise the Comparative Group are:

    American Home Products Corporation
    Brown-Forman Corporation
    Carter-Wallace, Inc.
    Church & Dwight Co. Inc.
    The Clorox Company
    Colgate-Palmolive Company
    Commerce Clearing House, Inc.
    General Mills, Inc.
    The Gillette Company
    Helene Curtis Industries, Inc.
    Hillenbrand Industries Inc.
    International Flavors & Fragrances Inc.
    Johnson & Johnson
    Kimberly-Clark Corporation
    Lance, Inc.
    The Procter & Gamble Company
    Schering-Plough Corporation
    The J.M. Smucker Company
    UST Inc.
    Warner-Lambert Company
    Wm. Wrigley Jr. Company

THE CORPORATION'S EXECUTIVE COMPENSATION PHILOSOPHY

  The Compensation Committee has consistently applied the following philosophy of the Corporation in making its recommendations or decisions on the compensation paid or awarded to its executive officers:

  . The principal management objective is to maximize shareholder value.

  . Performance is the key determinant of pay for executive officers.

  . Executive officers have clear management accountabilities.

  Comparative Group data is used to determine rates of pay which are competitive with compensation paid by the Comparative Group. The Corporation's executive pay levels are intended to vary from Comparative Group standards in accordance with the Corporation's performance. For example, if the Corporation's performance exceeds its goals, then the incentive payouts and stock option gains paid to executives are intended to result in total pay in excess of the Comparative Group median. If the Corporation's performance falls below its goals, total pay is intended to be below targeted levels. Thus, the relationship between the Corporation's total pay package and that of the members of the Comparative Group will vary based on year-to-year performance. Because the Comparative Group outperformed the Corporation in 1994, the total pay of the Corporation's executive officers was low by comparison to the fiftieth percentile of the Comparative Group, except in the case of executive officers who were hired in 1994, who received total pay packages at the median level to induce them to join the Corporation.

IMPLEMENTATION OF THE PHILOSOPHY IN 1994

  Consistent with the above-stated philosophy, the Corporation's executive compensation programs were administered in 1994 in accordance with the following guidelines:

  . Base salaries for executive officers were targeted at the median of competitive practice with respect to base salaries.

  . Target bonus opportunities for executive officers for 1994 services were generally designed to provide such officers with total cash compensation (inclusive of base salary) at the median of competitive practice, if the requisite performance objectives were attained.

  . Long-term performance pay opportunities for 1994 were intended to provide compensation at the median of competitive practice, if the Corporation were to achieve its projected performance over the long term.

  . Benefits were consistent with competitive practice.

  In 1994, annual bonuses were structured to become payable to the Corporation's executive officers upon the attainment of specific financial and individual performance objectives. Financial objectives were the most significant factor with respect to annual bonus opportunities. The financial objectives for each executive officer were dependent on the officer's responsibilities. The bonus opportunities for officers with greater corporate responsibilities were principally based on corporate results with a much lesser percentage of the officer's bonus payable based on individual objectives. For each executive officer with corporate responsibilities, the relevant financial objectives for 1994 were an earnings per share target, retail sales/shipment targets and the measure of consumer consumption of the Corporation's products. Financial objectives for each executive officer with primary responsibility for a particular operating division were largely based on objective criteria related to the performance of such division, although a portion of each such officer's bonus opportunity was based on corporate objectives.

  In reviewing 1994 results, the Committee determined that the corporate objectives were not attained at target; accordingly, no executive officer employed on January 1, 1994 received a bonus at target levels. For most of such executive officers, the major portion of their bonuses was paid in respect of individual performance. One officer had no individual component to his initial bonus objectives. However, to assure that such officer received a bonus that reflected his contribution to the Corporation, the Committee authorized a bonus as though he had had individual performance objectives.

  Certain executive officers, including Mr. Fogarty, who were hired during 1994 were guaranteed a minimum bonus amount for their services during 1994. Consistent with common compensation practices, the guaranteed bonuses were intended to recognize that the officers who were joining the Corporation well into 1994 might forfeit the right to receive all or a portion of their 1994 bonuses from their prior employers and would likely not be able to have a significant impact on the Corporation's overall performance for calendar year 1994.

  During 1994, the Corporation continued to place a substantial emphasis on long-term performance pay. Under the Corporation's general compensation practices, 87.5% of long-term performance pay opportunities is provided in the form of stock option grants, with the remainder awarded through restricted stock grants. As described below, in 1994 stock option grants represented an even greater percentage of such opportunities.

  The number of stock options granted to executive officers has generally been determined by establishing a target award for each grade level by dividing a percentage of the salary midpoint for the level by a per share value for each option share granted, as determined by the Corporation's independent compensation consultants. In 1994, such target awards were established using the Black-Scholes valuation methodology to determine the assumed value for each option share. However, in light of the fact that several executive officers left the Corporation's employ during 1994 and that most outstanding options granted prior to 1994 had exercise prices in excess of the then prevailing fair market value of a share of Common Stock, the Committee was concerned about the Corporation's ability to retain its executive officers and other key employees hired prior to 1994 and to provide a meaningful incentive for such employees to increase the value of the Common Stock. Accordingly, the Committee determined to award option grants in 1994 in an aggregate number approximately equal to two times the number of option shares that would have been awarded at target levels. Each recipient's grant reflected his or her value to the Corporation and his or her individual performance. Except as noted above, prior stock option awards were not taken into account in determining the size of any stock option award made in 1994.

  Certain executive officers, including Mr. Fogarty, who were hired in 1994 were awarded stock option grants as part of the inducement for such officers to accept employment with the Corporation. It was the sense of the Committee that stock option grants were a more appropriate inducement for these officers to join the Corporation than cash compensation. These officers did not receive the 1994 grant described in the preceding paragraph. The size of the awards to these officers was determined through negotiation with each officer. The Committee's evaluation of the appropriate size of such awards was based on several factors, as subjectively evaluated by the Committee with respect to each particular officer. These factors included: (i) the number of options annually awarded to the person holding the position with the Corporation for which the officer was being considered, (ii) the ability of the officer to affect the value of the Corporation's Common Stock, (iii) the perceived ability of the officer in comparison to other possible candidates for the position and
(iv) the long-term compensation opportunities available to the officer at his prior employer and the extent to which such officer had to forfeit any such opportunities by accepting employment with the Corporation.

  The number of shares of restricted stock granted to executive officers in 1994 was determined by dividing each executive officer's targeted long-term performance pay opportunity attributable to restricted stock by an estimated discounted present value of one share of Common Stock at the time of the award. Such discounted present value was determined based on certain assumptions regarding changes in the value of the Common Stock. Prior restricted stock awards were not taken into account in determining the size of any restricted stock award made in 1994.

  In addition to the annual stock option grants described above, in 1994 the Corporation again implemented an Exchange Option Program (as it had in 1991, 1992 and 1993) whereby executive officers and other eligible key employees could elect to forgo receipt of future compensation (such as annual bonuses and restricted stock values) in exchange for stock options having an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. The number of shares subject to such exchange options was based on the amount of the compensation forgone and the value of each such stock option, as determined by an investment banking firm. Because bonus awards for 1994 did not achieve targeted levels, exchange options awarded in exchange for targeted bonus amounts were forfeited to the extent that the actual bonus earned was below the amount forgone.

CEO COMPENSATION

  For the portion of 1994 during which he served as the Corporation's CEO, Mr. Fogarty received a base salary at the rate of $525,000 per year pursuant to the terms of his employment agreement. In addition, for 1994, Mr. Fogarty was guaranteed a minimum bonus equal to 60% of the salary actually paid to him by the Corporation for services in 1994, or $184,000, which Mr. Fogarty elected to forgo under the Corporation's Exchange Option Program for the grant of 74,097 stock options. This minimum was based on the target bonus opportunity for the CEO under the Corporation's usual compensation practices.

  The Corporation awarded Mr. Fogarty an option to purchase 125,000 shares of the Corporation's Common Stock in connection with his becoming CEO. The award was intended to incentivize Mr. Fogarty to increase the per share value of the Common Stock. Accordingly, 65,000 of the 125,000 shares awarded have exercise prices ranging from between $9.50 and $19.50 per share in excess of the per share value of the Common Stock on the date of grant.

  The Corporation also awarded Mr. Fogarty 13,500 restricted shares of Common Stock to induce him to enter into its employ and to compensate him for losing certain retirement benefits by reason of leaving his prior employment. Mr. Fogarty was not designated as a participant with respect to the Supplemental Benefits portion of the SERP, and will therefore receive substantially lower retirement benefits in the aggregate from the Corporation and his prior employer than he would have received had he remained with that employer.

  Mr. Wentz received $2,500 per day for performing the duties of the CEO from January 1 through May 30, 1994. Such per diem amount was approximately equal to the amount derived by converting to a daily rate the median base salary payable under the Corporation's usual compensation practices to the person serving as its CEO.

OTHER

  Section 162(m) of the Internal Revenue Code prohibits the Corporation from deducting any compensation in excess of $1 million paid to certain of its executive officers, except to the extent that such compensation is paid pursuant to a shareholder approved plan upon the attainment of specified performance objectives. The Corporation has not paid any compensation to any executive officer that was not deductible by reason of the prohibition in
Section 162(m) and, based on its existing compensation programs, does not expect to pay any compensation for 1995 that would not be deductible by reason of Section 162(m). The Committee believes that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but reserves the right, in appropriate circumstances, to pay amounts which are not deductible.

                                          The Compensation Committee of the
                                          Board of Directors

                                          Lilyan H. Affinito, Chairperson
                                          Paul S. Doherty
                                          Floyd Hall
                                          H.L. Tower
                                          Howard B. Wentz, Jr.

                             PERFORMANCE COMPARISON

  The following graph illustrates the return that would have been realized (assuming quarterly reinvestment of dividends) by an investor who invested $100 on December 31, 1989 in each of (i) the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500"), (ii) the Corporation's Common Stock and (iii) a fund making investments in the common stock of each of the companies in the Comparative Group based on their relative market capitalization determined at the beginning of each quarter.

  The companies that comprise the Comparative Group are:

    American Home Products Corporation
    Brown-Forman Corporation
    Carter-Wallace, Inc.
    Church & Dwight Co. Inc.
    The Clorox Company
    Colgate-Palmolive Company
    Commerce Clearing House, Inc.
    General Mills, Inc.
    The Gillette Company
    Helene Curtis Industries, Inc.
    Hillenbrand Industries Inc.
    International Flavors & Fragrances Inc.
    Johnson & Johnson
    Kimberly-Clark Corporation
    Lance, Inc.
    The Procter & Gamble Company
    Schering-Plough Corporation
    The J.M. Smucker Company
    UST Inc.
    Warner-Lambert Company
    Wm. Wrigley Jr. Company

                  Comparison of Total Return to Shareholders
                            (12/31/89 - 12/31/94)


                             [GRAPH APPEARS HERE]



                                                                          COMPARATIVE
DATE                                                 TAMBRANDS    S&P 500    GROUP
- ----                                               -------------- ------- -----------
December 31, 1989.................................    $100.00     $100.00  $100.00
December 31, 1990.................................     127.06       96.89   116.70
December 31, 1991.................................     200.18      126.28   168.10
December 31, 1992.................................     196.98      135.88   168.32
December 31, 1993.................................     140.57      149.52   170.87
December 31, 1994.................................     128.31      151.55   190.11

                  SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

SECURITY OWNERSHIP OF MANAGEMENT

  The following table gives information concerning the beneficial ownership of the Corporation's Common Stock as of February 9, 1995 by all directors, nominees for election as directors, the Named Executives and all directors, Named Executives and other executive officers as a group.

                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                             ----------------------------------------------------
                             TOTAL SHARES
                             BENEFICIALLY       DIRECT       RIGHT TO  PERCENT OF
     BENEFICIAL OWNERS         OWNED(2)      OWNERSHIP(3)   ACQUIRE(4)  CLASS(5)
     -----------------       ------------    ------------   ---------- ----------
Lilyan H. Affinito..........     28,321(6)       3,500        24,521      0.08
Paul S. Doherty.............     14,204          8,704         5,500      0.04
Edward T. Fogarty...........     91,863(7)      14,310(8)     74,097      0.25
Floyd Hall..................     28,562          9,924        18,638      0.08
Robert P. Kiley.............     27,709(9)      12,538        14,472      0.08
John Loudon.................     12,605              0        12,605      0.03
Ruth M. Manton..............     27,621(10)      5,633        19,988      0.08
John A. Meyers..............     29,121          4,600        24,521      0.08
H.L. Tower..................     31,920          9,343        22,577      0.09
Howard B. Wentz, Jr.........     17,132         13,832         3,300      0.05
Robert M. Williams..........    518,465(11)     12,000        24,521      1.41
Charles J. Chapman..........    171,183(12)      5,241(13)   164,796      0.47
Michael K. Lorelli..........      4,704          4,704(14)         0      0.01
Harry E. Raber..............     40,220(15)      1,822        35,889      0.11
Jerome B. Wainick...........     50,143(16)        675        45,755      0.14
Raymond F. Wright...........    110,326(17)     28,737        78,381      0.30
All directors, Named
 Executives and other
 executive officers as a
 group......................  1,205,603(18)    137,063(19)   569,561      3.29

- ----------
(1) The information as to beneficial ownership is based on statements furnished to the Corporation by the Named Executives, its other executive officers and directors. The directors, nominees for election as directors and Named Executives have sole voting and sole investment power with respect to all shares listed above except as indicated in the footnotes which follow.

(2) Includes shares listed under the captions "Direct Ownership" and "Right to Acquire."

(3) The information as to shares of the Corporation's Common Stock owned under the Employee Stock Purchase Plan is as of December 31, 1994.

(4) Individuals currently have the right to acquire these shares within 60 days of February 9, 1995, by the exercise of stock options.

(5) For the purposes of this table, the percent of the issued and outstanding shares of Common Stock of the Corporation held by each individual or group has been calculated on the basis of 36,688,902 shares of Common Stock issued and outstanding (excluding treasury shares) on February 9, 1995 and assuming that all shares of Common Stock subject to stock options exercisable within 60 days of February 9, 1995 held by that individual or group are owned thereby.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

(6) Includes 300 shares held by a self-directed SEP established by Ms.
    Affinito.

(7) Includes 3,456 shares vested in the Corporation's Savings Plan as of December 31, 1994 with respect to which Mr. Fogarty has sole voting and investment power.

(8) Includes 13,500 shares awarded under the 1989 Restricted Stock Plan (the "1989 Plan") with respect to which Mr. Fogarty has sole voting but no investment power.

(9) Includes 699 shares vested in the Corporation's Savings Plan as of December 31, 1994 with respect to which Mr. Kiley has sole voting but no investment power.

(10) Includes 2,000 shares owned by Aries Design Management, Inc. Pension Trust, of which Ms. Manton is the trustee and sole beneficiary.

(11) Includes 466,404 shares held by a trust of which Mr. Williams is a trustee and a beneficiary, 3,360 shares held by a trust of which Mr. Williams is the beneficiary, 11,280 shares held by trusts of which Mr. Williams is a trustee and 900 shares held by Mr. Williams's wife and child.

(12) Includes 1,146 shares vested in the Corporation's Savings Plan as of December 31, 1994 with respect to which Mr. Chapman has sole voting but, as to 640 shares, has no investment power. Information for Mr. Chapman is as of February 15, 1995.

(13) Includes 2,000 shares awarded under the 1989 Plan with respect to which Mr. Chapman has sole voting but no investment power.

(14) Includes 1,700 shares awarded under the 1989 Plan with respect to which Mr. Lorelli has sole voting but no investment power. Information for Mr. Lorelli is as of February 10, 1995.

(15) Includes 1,862 shares owned by Mr. Raber's wife and 647 shares vested in the Corporation's Savings Plan as of December 31, 1994 with respect to which Mr. Raber has sole voting but no investment power. Information for Mr. Raber is as of February 15, 1995.

(16) Includes 920 shares owned by Mr. Wainick's wife, 1,431 shares owned by Mr. Wainick's two children and 1,362 shares vested in the Corporation's Savings Plan as of December 31, 1994 with respect to which Mr. Wainick has sole voting but, as to 382 shares, has no investment power. Information for Mr. Wainick is as of February 15, 1995.

(17) Includes 2,500 shares owned by Mr. Wright's wife as to which Mr. Wright disclaims beneficial ownership and 708 shares vested in the Corporation's Savings Plan as of December 31, 1994 with respect to which Mr. Wright has sole voting but, as to 433 shares, has no investment power. Information for Mr. Wright is as of February 15, 1995.

(18) Includes 8,022 shares vested in the Corporation's Savings Plan as of December 31, 1994 with respect to which this group has sole voting but, as to 2,801 shares, has no investment power.

(19) Includes 18,700 shares awarded under the 1989 Plan with respect to which this group has sole voting but no investment power. Information regarding stock issued under the 1989 Plan is as of February 15, 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  Set forth below is certain information concerning those persons who, to the Corporation's knowledge, are beneficial owners of more than 5% of the Common Stock.

                                          SHARES OF
NAME AND ADDRESS                         COMMON STOCK               PERCENT OF CLASS
- ----------------                         ------------               ----------------
FMR Corp.                                 4,198,400(1)                   11.45
 82 Devonshire Street
 Boston, MA 02109
The Capital Group Companies, Inc.         3,484,700(2)                    9.51
 333 South Hope Street
 Los Angeles, CA 90071

- ----------
(1) Based solely on a Schedule 13G dated January 6, 1995 filed with the Securities and Exchange Commission (the "SEC") by FMR Corp. ("FMR"). FMR stated in its Schedule 13G that it is the parent holding company of Fidelity Management & Research Company ("Fidelity"), which is the beneficial owner of 3,996,800 shares or 10.9% of the Common Stock as a result of acting as investment advisor to various registered investment companies (the "Funds"), and of Fidelity Management Trust Company, which is the beneficial owner of 201,600 shares of Common Stock, as a result of serving as investment manager for various institutional accounts. FMR's
    Schedule 13G further reported that Edward C. Johnson 3d, Chairman of FMR, together with various family members and trusts ("Johnson"), own a controlling interest in FMR. The Schedule 13G also reported that each of Johnson, FMR, through its control of Fidelity, and the Funds has sole power to dispose of the 3,996,800 shares owned by the Funds, but that neither FMR nor Johnson has sole power to vote or direct the voting of such shares, which power resides with the Funds' Boards of Trustees. The Schedule 13G further reports that each of Johnson and FMR, through control of the trust company, has sole dispositive power over 201,600 shares and the power to vote 111,800 of the shares beneficially owned by the trust company.

(2) Based on a Schedule 13G dated February 8, 1995 filed with the SEC jointly by The Capital Group Companies, Inc. ("Capital Group") and Capital Research and Management Company ("Research"). Capital Group reported sole voting power with respect to 520,100 shares and sole dispositive power with respect to 3,484,700 shares of Common Stock. Research reported sole dispositive power with respect to 2,858,900 shares or 7.8% of the Common Stock. Capital Group also indicated, in a letter to the Corporation dated February 10, 1995 accompanying its Schedule 13G, that Capital Guardian Trust Company and Research are each operating subsidiaries of Capital Group, and exercised as of December 31, 1994 investment discretion with respect to 635,800 and 2,858,900 shares, respectively, of Common Stock on behalf of various institutional investors.

(3) Each of the above beneficial owners stated in its Schedule 13G that these shares were acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Corporation. The Corporation has no knowledge whether the above beneficial owners have changed their beneficial ownership since the date of their Schedule 13Gs.

  To the best knowledge of the Corporation's management, there is no other beneficial owner of more than 5% of the single class of voting security of the Corporation.

                          PROPOSAL TO APPROVE THE 1995
                 DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN

INTRODUCTION

  The Corporation has maintained the 1992 Directors Stock Incentive Plan (the "Current Plan") and certain predecessor plans that have provided the Corporation's Non-Employee Directors compensation in the form of share awards and stock options. The Corporation believes that these plans have enabled the Corporation to attract and retain highly qualified Non-Employee Directors and to provide such directors with incentives that align their interests with those of the Corporation's shareholders.

  The Current Plan is scheduled to expire on June 30, 1995 (except that Exchange Shares will be awarded in the third and fourth quarters of 1995 pursuant to an election made by a director in 1994). Accordingly, the Corporation has adopted, subject to shareholder approval, the 1995 Directors Stock and Deferred Compensation Plan (the "Directors Compensation Plan") to replace the Current Plan. If approved by shareholders, the Directors Compensation Plan will become effective July 1, 1995, with the first awards to be made thereunder to occur in November 1995.

  The principal features of the Directors Compensation Plan are summarized below. The description below is subject to the terms of the Directors Compensation Plan, which is contained in its entirety in Exhibit A hereto.

  To be approved, this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting on this proposal will have the effect of votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE DIRECTORS COMPENSATION PLAN.

DIRECTORS COMPENSATION PLAN

  General. The Directors Compensation Plan is similar to the Current Plan, with three significant exceptions:

    (1) The Current Plan provides for the grant of "Exchange Options" in lieu of certain other compensation, pursuant to a formula based on the value of such Options established by an independent investment banker. Due primarily to the administrative complexities associated with the Exchange Option program for Non-Employee Directors, this program has been discontinued and replaced with an elective deferred compensation program which, among other things, allows Non-Employee Directors an opportunity to receive the economic equivalent of an investment in the Corporation's Common Stock on a tax-deferred basis.

    (2) To reflect current compensation practices, the number of shares awarded annually to Non-Employee Directors for a full year of service has been increased by 100 shares, to 500 shares.

    (3) The "Exchange Share" program has been expanded to permit Non-Employee Directors to exchange for shares of Common Stock, any cash fees they receive for services as a director, rather than just their annual retainer fees.

  Stock Options. Under the Directors Compensation Plan, each Non-Employee Director then in office will automatically be granted an annual Option to purchase 1,100 shares of the Corporation's Common Stock (an "Option") on or about November 15 in each year from 1995 through 2004. A Non-Employee Director who is first elected to the Board of Directors after June 30, 1995 is entitled to receive an initial pro rata grant.

  The per share exercise price of each Option granted under the Directors Compensation Plan is the fair market value of a share of Common Stock on the date of grant. Fair market value on any given date is determined as the mean between the high and low sales prices of a share of Common Stock on such date as reflected in the report of consolidated trading of New York Stock Exchange issues. Options are immediately exercisable and, except as described below, may be exercised, in whole or in part, at any time before the tenth anniversary of the date of grant. Options may generally be exercised by a former director or his or her estate or legal representatives for a period of one year after the director leaves the Board (but in any case not more than ten years after the date of grant).

  Stock Awards. Unless he or she elects to defer receipt of such shares (as described below), each Non-Employee Director will receive a stock award of 500 shares of Common Stock (an "Annual Stock Award") at or about the time of the annual meeting of shareholders in each of 1996 though 2005 for each full year of service as a Non-Employee Director (measured from one annual meeting to the next). Pro rata awards are made for partial years of service.

  A Non-Employee Director may exchange cash fees payable for services to be performed as a director in calendar years after 1995 for Exchange Shares (an "Exchange Share Award") by making an irrevocable election on fixed dates set forth in the Directors Compensation Plan. Exchange Share Awards will be made as of the first day of each calendar quarter in which the services related to the forgone cash fees will be performed. The number of shares of Common Stock covered by an Exchange Share Award is determined by dividing the amount of cash fees forgone for each quarter by the fair market value of a share of Common Stock on the first day of such calendar quarter.

  Deferred Compensation Program. On or before December 31 of any calendar year ending on or before December 31, 2004, a Non-Employee Director may elect to defer receipt of all or any part of any fees payable in cash or the value of any Annual Share Award (the "Share Value") payable in respect of the calendar year following the year in which such election is made. Any person who first becomes a director during a calendar year may elect to defer payment of all or any part of his cash fees payable for the remainder of that year.

  The amounts deferred will be deemed invested, in whole or in part, at the director's election, in an interest account or a stock account, provided that the Share Value must be credited to the stock account. Any election to have cash fees credited to the stock account and any change in any prior election that has the effect of changing the amount to be credited to the stock account must be made at least six months in advance. Amounts credited to a Non-Employee Director's accounts prior to the effective date of any change in his or her investment election shall not be affected by such change.

  Any amounts credited to the interest account shall generally be credited with interest annually on December 31 of each calendar year. The amount to be credited as interest with respect to amounts credited to the interest account for the entire calendar year shall be equal to the product of such amounts and the annual rate of interest payable on a 10-year Treasury bond as in effect on the first business day of the relevant calendar year, as reported in the Wall Street Journal. Each amount credited to the interest account for less than the entire calendar year will be credited with interest on a pro-rata basis.

  Any cash fees allocated to the stock account and any Share Value deferred shall be deemed to be invested in a number of notional Shares of the Corporation (the "Units") equal to the quotient of (i) such cash fees or Share Value divided by (ii) the Fair Market Value on the date the fees would otherwise have been paid or the Shares would have been granted. Dividends will be deemed reinvested in additional Units on the related dividend payment date. In the event of any change in the number or kind of outstanding Shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Shares (other than a stock dividend), the Board shall make an appropriate adjustment in the number of Units credited to the stock account.

  Each Non-Employee Director shall elect whether (i) the aggregate amounts credited to his or her accounts shall be distributed wholly in cash, in the greatest number of whole Shares (with any fractional interest payable in cash) or a combination of cash and whole Shares, (ii) such distribution shall commence immediately following the date he or she ceases to be a director or on the first business day of any calendar year following the calendar year in which he or she ceases to be a director and (iii) such distribution shall be in one lump-sum payment or in such number of annual installments (not to exceed ten) as he or she may designate.

  Each Non-Employee Director also may elect to receive a distribution of all or any portion of the amounts credited to his or her accounts as of a date which is at least one full year after the date of such election. Any director who elects to receive such a distribution shall cease to be eligible to make any additional deferrals for the two immediately following calendar years. Additionally, the Compensation Committee of the Board of Directors may permit a Non-Employee Director to withdraw from his or her interest account up to such amount as the Committee shall determine to be necessary to alleviate a financial hardship.

  Miscellaneous. The Directors Compensation Plan generally is administered by the Board of Directors, except that the Administrative Committee will be responsible for the administration of the provisions of the Directors Compensation Plan related to Exchange Share Awards until September 1, 1995 (or such later date as may be required to comply with the requirements for disinterested administration under Rule 16b-3). The Board may amend the Directors Compensation Plan, but may not, without shareholder approval, change the various eligibility qualifications, vary the number of Options to be granted to each Non-Employee Director, change the formula for the grant of Exchange Share Awards, or change the number of shares subject to Annual Share Awards.

NEW PLAN GRANT TABLE

  It is not possible to determine the awards that will be made to eligible directors under the Directors Compensation Plan. The table below shows stock options and shares of Common Stock actually granted under the Current Plan in 1994 to all current directors of the Corporation who are not executive officers as a group. Employees of the Corporation, whether or not directors, are not eligible to receive grants under the Current Plan or the Directors Compensation Plan.

                                                              VALUE OF
                                                               SHARE   NUMBER OF
                                                              AWARDS*   OPTIONS
                                                              -------- ---------
      All current directors who are not executive
       officers as a group................................... $66,369   58,542

- ----------
* The value of share awards is based on the fair market value of a share of the Corporation's Common Stock on December 31, 1994, as determined in accordance with the terms of the Current Plan.

  During 1994, there were 10 Non-Employee Directors who received stock options under the Current Plan. The number of Non-Employee Directors who will participate in the Directors Compensation Plan in the future will vary from year to year. The fair market value of a share of the Corporation's Common Stock on February 9, 1995 was $42.00 (the mean between the high and low reported sales prices on such date as reflected in the report of consolidated trading of New York Stock Exchange issues).

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the principal Federal income tax consequences of stock options granted to Non-Employee Directors under the Directors Compensation Plan based on Federal income tax laws currently in effect.

  A director will not recognize income under the Internal Revenue Code upon the grant of an Option. A director may recognize ordinary income upon the exercise of an Option, in which event the Corporation will receive a tax deduction equal to the amount of income recognized. Except as noted below, the amount of such ordinary income and deduction is the excess, if any, of the fair market value on the exercise date of the shares of Common Stock acquired over the aggregate exercise price paid. Any ordinary income recognized by a director upon the exercise of an Option will increase the director's tax basis for the shares received. Upon a subsequent sale or exchange of such shares, the director will recognize capital gain or loss to the extent of the difference between the selling price of such shares and the director's tax basis in such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending on the director's holding period for such shares.

  The recognition of ordinary income by a director and the determination of the amount of such income, may be postponed if as of the date of exercise a disposition of the acquired shares of Common Stock at a profit could subject the director to liability under Section 16(b) of the Exchange Act. Ordinary income will not be recognized or determined until such date as the Common Stock may be sold free of potential liability under Section 16(b) unless the director elects under Section 83(b) of the Internal Revenue Code to recognize such income and make the relevant determination as of the exercise date.

                           CERTAIN LEGAL PROCEEDINGS

  The Corporation was a nominal defendant in three purported shareholder derivative lawsuits filed in the Supreme Court of the State of New York for Westchester County in June 1993 and consolidated into a single action. Named collectively in the consolidated complaint as individual defendants were the Corporation's directors (other than Mr. Fogarty), certain former directors and two of its former officers. The complaint alleged that the officer-defendants exposed the Corporation to liability in certain shareholder class actions that allege that disclosures made during the class period contained material misstatements and omissions concerning the Corporation's anticipated future earnings and misappropriated corporate opportunities by trading in the Corporation's Common Stock on the basis of nonpublic information. One of the former officers was also alleged to have received improper reimbursements from the Corporation for alleged personal expenses. The director-defendants were alleged to have acquiesced in the aforesaid alleged violations. The complaint sought to recover on behalf of the Corporation an unspecified amount of damages from the individual defendants. No relief was sought against the Corporation. In September 1994, the Court granted the defendants' motion to dismiss the complaint for failure to make a demand upon the Board of Directors. Plaintiffs have appealed the dismissal.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP, which served as the Corporation's independent public accountants in 1994, have been designated by the Board of Directors as the Corporation's independent public accountants for 1995. A representative of that firm will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. He or she also will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  In accordance with regulations issued by the Securities and Exchange Commission, shareholder proposals intended for presentation at the 1996 Annual Meeting of Shareholders must be received by the Secretary of the Corporation no later than November 11, 1995 if such proposals are to be considered for inclusion in the Corporation's Proxy Statement. In accordance with the Corporation's By-Laws, shareholder proposals intended for presentation at the 1996 Annual Meeting of Shareholders that are not intended to be considered for inclusion in the Corporation's Proxy Statement must be received by the Secretary of the Corporation not earlier than January 26, 1996 and not later than February 25, 1996.

                                 OTHER MATTERS

  Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

  Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Corporation. The Corporation has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $7,000 plus expenses. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by the Corporation.

                                        By Order of the Board of Directors

                                              Raymond F. Wright,
                                              Senior Vice President--
                                              Chief Financial Officer

777 Westchester Avenue
White Plains, New York 10604
March 10, 1995

                                                                       EXHIBIT A

                                 TAMBRANDS INC.

              1995 DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN
                         (EFFECTIVE AS OF JULY 1, 1995)

1. PURPOSES

  The purposes of the Plan are to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing them with stock ownership under the Plan and granting them options to purchase the Company's Common Stock.

2. DEFINITIONS

  Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

  (a) "Accounts" shall mean a Participant's Interest Account and Stock Account.

  (b) "Applicable Interest Rate" shall mean the annual rate of interest payable on a 10-year Treasury bond as in effect on the first business day of the relevant calendar year, as reported in the Wall Street Journal (the "Annual Rate"), except that, in the case of an interest calculation being made as of the end of the month in which a Participant dies, the Applicable Interest Rate shall equal the product of (i) the Annual Rate and (ii) a fraction, the numerator of which is the number of full calendar months during such year which have been completed on or prior to such date and the denominator of which is 12.

  (c) "Award" shall mean any Option, Exchange Share or Share or any combination thereof.

  (d) "Board" shall mean the Board of Directors of the Company.

  (e) "Cash Fees" shall mean the amount of any fees that would, absent an election pursuant to the terms of the Plan, be payable by the Company in cash to a Participant for any services to be performed by the Participant as a director.

  (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (g) "Committee" shall mean the Compensation Committee of the Board or such other committee, as appointed by the Board, which shall consist of at least two members, each of whom shall qualify as a disinterested administrator for purposes of Rule 16b-3 (or any successor rule thereto), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

  (h) "Common Stock" shall mean the common stock of the Company, par value twenty-five cents ($0.25), any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

  (i) "Company" shall mean Tambrands Inc.

  (j) "Date of Issuance" shall have the meaning ascribed thereto in Section
7(b).

  (k) "Exchange Share" shall mean a Share granted under the Exchange Share Program.

  (l) "Exchange Share Program" shall mean the program for the grant of Shares pursuant to Section 7 hereof in exchange for a Participant's election to forgo receipt of all or a portion of his or her Cash Fees.

  (m) "Fair Market Value" on any date shall mean the mean between the high and low sales price of a Share on such date as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, on such other national exchange or the over-the-counter market on which the Common Stock is principally traded).

  (n) "Interest Account" shall mean a memorandum account established to record the deferral of certain compensation otherwise payable to a Participant which shall be credited with a fixed annual return during the period of deferral.

  (o) "Option" shall mean the right to purchase one share at a prescribed purchase price on the terms specified in Section 5 of the Plan. The Options are nonstatutory stock options not intended to qualify under Section 422 of the Code.

  (p) "Participant" shall mean a director of the Company who is not an officer or employee of the Company or any of its subsidiaries.

  (q) "Plan" shall mean the Tambrands Inc. 1995 Directors Stock and Deferred Compensation Plan, as set forth herein and as amended from time to time.

  (r) "Share" shall mean a share of Common Stock.

  (s) "Share Value" shall mean the amount equal to the product of (i) the Fair Market Value on the date that the corresponding Share grant would be made under
Section 6 and (ii) the number of Shares to be awarded to the Participant who is electing to defer receipt of the Share grant.

  (t) "Stock Account" shall mean a memorandum account established to record the deferral of certain compensation otherwise payable to a Participant which shall be deemed invested in notional Shares.

  (u) "Units" shall have the meaning ascribed thereto in Section 8(e).

3. ADMINISTRATION

  (a) Rules; Interpretation; and Determinations. The Plan shall be administered by the Board. The Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe the respective option agreements and to make all other determinations and to take all other actions that it deems necessary or desirable for administering the Plan; provided that, prior to September 1, 1995 (or such other date as the transition period related to the amended version of Rule 16b-3, as adopted by the Securities and Exchange Commission by Release 34-34513, expires with respect to the Plan), the Committee shall administer the Exchange Share Program set forth in Section 7. Each determination, interpretation or other action made or taken by the Board or the Committee, as the case may be, shall be final and binding for all purposes and upon all persons. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board.

  (b) Agents and Expenses. The Board or the Committee may appoint agents (who may be employees of the Company) to assist in the administration of the Plan, including the Exchange Share Program, and may grant authority to such persons to execute agreements or other documents on its behalf. The Board or the Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, including the Exchange Share Program, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

  (c) Indemnification. No member or former member of the Board, the Committee or any other committee thereof or any agent designated pursuant to Section 3(b) shall be liable for any action or determination made in good faith with respect to the Plan, including the Exchange Share Program, or any Option or Share granted hereunder. To the maximum extent permitted by applicable law, each member or former member of the Board, the Committee or any other committee thereof or any designated agent shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's willful misconduct.

4. SHARES; ADJUSTMENT UPON CERTAIN EVENTS

  Shares to be issued under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued Shares not reserved for any other purpose. The aggregate number of Shares that may be issued under the Plan shall not exceed 300,000 shares, except as provided in this Section. Where Options are for any reason cancelled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, within the limits provided by the preceding sentence. In the event of any Share dividend or Share split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of Shares available for Awards under Section 5(a) or subject to outstanding Options and the respective exercise prices applicable to outstanding Options shall be appropriately adjusted by the Board and the Board's determination shall be conclusive, provided that any fractional shares resulting from any such adjustment shall be disregarded.

5. AWARDS AND TERMS OF OPTIONS

  (a) Grant. On November 15 of each of 1995 through 2004, each Participant shall automatically be granted an option to purchase eleven hundred (1,100) shares. On the fifteenth (15th) day of the calendar month coinciding with or next following the Participant's election to the Board, each Participant who first becomes a director after June 30, 1995 shall automatically be granted an Option to purchase the greatest number of whole Shares which is equal to eleven hundred (1,100) multiplied by a fraction, the numerator of which is the number of calendar months from, and including, the month during which such grant is made until, but not including, the next succeeding November, and the denominator of which is twelve (12);

provided, however, that no Option Grant shall be made pursuant to this sentence if the date of such grant would coincide with the date of an annual grant pursuant to the preceding sentence. Notwithstanding anything else contained in this Section 5(a) to the contrary, if the date on which any Option grant would be made under this Section 5(a) is not a business day, the grant shall be made on the next following business day.

  (b) Option Agreement. Options shall be evidenced by a written option agreement embodying the following terms:

    (i) Exercise Price. The purchase price per Share of an Option shall be the Fair Market Value on the date such Option is granted.

    (ii) Period of Exercisability. Each Option granted hereunder shall be immediately exercisable on the date of grant and shall expire upon the tenth (10th) anniversary of the date of the grant thereof. Options may be exercised only during the continuance of that Participant's service as a director of the Company, provided that if a Participant shall cease to be a director on account of (v) disability (within the meaning of section 22(e)(3) of the Code), (w) death, (x) resignation, (y) failure to stand for reelection or (z) failure to be reelected, such Participant or, in the case of death, the Participant's estate or beneficiary, may exercise an Option until the earlier of (A) one (1) year from the date the Participant ceased to be a director and (B) the tenth (10th) anniversary of the date the Option was granted.

    (iii) Procedure for Exercise. A Participant electing to exercise one or more Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he has elected to purchase. Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise in cash or by delivery to the Company of unencumbered Shares owned by the Participant for at least six (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) or a combination thereof. Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

6. SHARE AWARDS

  Except to the extent that a Participant shall have elected pursuant to
Section 8(a) to defer receipt of the Share Value instead of receiving a grant under this Section 6, on the date of the annual meeting of stockholders of the Company occurring in each of 1996 through 2005, each Participant who has performed service as a director since the date of the last annual meeting of stockholders shall receive an award of Shares in accordance with this Section
6. Each Participant who has been a director since the date of the last annual meeting of stockholders shall receive an award of 500 Shares. Each Participant who served as a director for a portion of the time since the last annual meeting of stockholders shall receive an award for the greater number of whole Shares equal to the product of 500 Shares times a fraction, the numerator of which is the number of regular meetings of the Board occurring since the last annual meeting of stockholders and while the Participant was a member of the Board and the denominator of which is the total number of regular meetings of the Board occurring from the date of such last annual meeting of stockholders to the date of the annual meeting on which the award of Shares occurs.

7. AWARDS AND TERMS OF EXCHANGE SHARES

  (a) Grant. Each Participant may elect in each of 1995 through 2004 to receive Exchange Shares pursuant to the formula set forth in (d) below by agreeing to forgo all or any portion of the Participant's Cash Fees for the calendar year following the date of such election.

  (b) Date of Issuance. Exchange Shares shall be issued as of the first day of each calendar quarter with respect to which a Participant has elected to forgo a portion of his or her fees payable for services to be performed during such calendar quarter (the "Date of Issuance"). Notwithstanding the foregoing, if the Date of Issuance in any calendar quarter is not a business day, the grant shall be made on the next following business day.

  (c) Method of Election. A Participant who wishes to elect to receive Exchange Shares in accordance with Section 7(a) shall deliver to the Secretary of the Company a written irrevocable election, in a form acceptable to the Company, not later than July 1 of each calendar year beginning in 1995 and ending in 2004 with respect to the Cash Fees payable for services in the following calendar year, specifying the amount or percentage of such Participant's Cash Fees which he or she wishes to forgo. (If the date an election is due is not a business day, such election shall be due on the last business day immediately preceding such otherwise applicable date.) In the event that a Participant elects to forgo less than 100% of his or her Cash Fees for a relevant year, such Participant may provide in his or her election that such forgone Cash Fees be applied to the issuance of Exchange Shares pro rata in each calendar quarter or from the full amount of Cash Fees otherwise payable for each quarter until the full amount elected has been so applied. If a Participant fails to specify the timing of the deductions, the amount of the Participant's forgone fees will be applied to the issuance of Exchange Shares (i) pro rata in each calendar quarter, with respect to Cash Fees forgone from the Participant's annual retainer fee or with respect to any percentage election with regard to any other Cash Fees and (ii) with respect to any election of an amount of Cash Fees other than the annual retainer fee, from the full amount of any other Cash Fees otherwise payable for each quarter until the full amount of such other Cash Fees forgone has been so applied.

  (d) Number of Shares. The number of Exchange Shares to be issued as of each Date of Issuance shall equal the greatest number of whole Shares derived from the quotient of (i) the dollar amount of the Cash Fees being forgone with respect to services to be performed during the applicable quarter in accordance with an election under this Section 7 and (ii) the Fair Market Value on the Date of Issuance. If, after the application of the preceding formula as of any Date of Issuance, there is a cash remainder, the Company shall pay the Participant the amount of such cash remainder as soon as practicable following such Date of Issuance.

8. DEFERRED COMPENSATION PROGRAM

  (a) Deferral Election. On or before December 31 of any calendar year ending on or before December 31, 2004, a Participant may elect to defer receipt of all or any part of any Cash Fees or the Share Value payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to an Interest Account or a Stock Account; provided that the Share Value must be credited to the Stock Account and any election to have any Cash Fees deferred credited to the Stock Account shall be made at least six months in advance of the date the corresponding Cash Fees would otherwise have been payable. Any person who shall become a Participant during any calendar year may elect, not later than the 30th day after his or her term as a director begins, to defer payment of all or any portion of his Cash Fees payable for the portion of such calendar year following such election.

  (b) Form and Duration of Deferral Election. A deferral election shall be made by written notice filed with the Secretary of the Company. Such election shall continue in effect (including with respect to Cash

Fees and the Share Value payable for subsequent calendar years) unless and until the Participant revokes or modifies such election by written notice filed with the Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Cash Fees payable for services rendered thereafter and for any Share Value related to Share grants to be made in subsequent calendar years; provided that if the effect of such revocation or modification of a deferral election is to change the amount of deferred compensation that would otherwise have been credited to the Stock Account it shall in no event become effective earlier than six months after it is received by the Secretary. Amounts credited to the Participant's Accounts prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. A Participant who has revoked an election to participate in the Plan may file a new election to defer Cash Fees payable for services to be rendered, or the Share Value with respect to Shares to be granted, in the calendar year following the year in which such election is filed.

  (c) Investment Elections for Deferred Fees. At the time a Participant elects to defer receipt of Cash Fees pursuant to Section 8(a), the Participant shall designate in writing the portion of such Cash Fees, stated as a whole percentage, to be credited to the Interest Account and the portion to be credited to the Stock Account. Any Cash Fees or Share Value to be credited to either Account shall be rounded to the nearest whole cent, with amounts equal to or greater than $.005 rounded up and amounts below $.005 rounded down. If a Participant fails to notify the Secretary as to how to allocate any Cash Fees between the two Accounts, 100% of such Cash Fees shall be credited to the Interest Account. By written notice to the Secretary of the Company, a Participant may change the manner in which Cash Fees payable with respect to services to be rendered after the end of such calendar year are allocated among the Accounts, provided that any such election shall only be effective with respect to Cash Fees payable six months after it is received by the Secretary.

  (d) Interest Account. Any Cash Fees allocated to the Interest Account pursuant to this Section 8 shall be credited to the Interest Account as of the date such Fees would have been paid to the Participant. Any amounts credited to the Interest Account shall be credited with interest annually on December 31 of each calendar year, except that if the entire balance credited to a Participant's Interest Account is distributed prior to the end of the calendar year, interest shall be credited on such balance as of the date such distribution is made. The amount to be credited as interest with respect to amounts credited to the Interest Account for the entire calendar year shall be equal to the product of such amounts and the Applicable Interest Rate. With respect to each amount credited to the Interest Account for less than the entire calendar year, the amount to be credited as interest pursuant to this
Section 8(d) shall be equal to (i) the product of such amount and the Applicable Interest Rate times (ii) a fraction, the numerator of which is the number of days in such calendar year during which such amount is credited to the Interest Account and the denominator of which is 365.

  (e) Stock Account. Any Cash Fees allocated to the Stock Account pursuant to this Section 8 and any Share Value deferred shall be deemed to be invested in a number of notional Shares (the "Units") equal to the quotient of (i) such Cash Fees or Share Value divided by (ii) the Fair Market Value on the date the Fees then being allocated to the Stock Account would otherwise have been paid or the Shares would have been granted, as the case may be. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the

Shares, the number of Units in the Participant's Stock Account shall be increased by the number of Units determined by dividing (i) the product of (A) the number of Units in the Participant's Stock Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Common Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Participant's Stock Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the Participant's Stock Account on the related dividend record date and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any change in the number or kind of outstanding Shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Shares, other than a stock dividend as provided above, the Board shall make an appropriate adjustment in the number of Units credited to the Participant's Stock Account.

  (f) Distribution from Accounts Upon Termination of Service as a Director. At the time a Participant makes a deferral election pursuant to Section 8(a), the Participant shall also file with the Secretary of the Company a written election (a "Distribution Election") with respect to whether (i) the aggregate amount, if any, credited to the Interest Account at any time and the value of any Units to be credited to the Stock Account shall be distributed wholly in cash, in the greatest number of whole Shares (with any fractional interest payable in cash) or a combination of cash and whole Shares, (ii) such distribution shall commence immediately following the date the Participant ceases to be a director or on the first business day of any calendar year following the calendar year in which the Participant ceases to be a director and (iii) such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten) as the Participant may designate. A Participant may at any time, and from time to time, change any Distribution Election applicable to his or her Accounts, provided that no election to change the time of any terminal distribution shall be effective unless it is made in writing and received by the Secretary of the Company at least one full calendar year prior to the time at which the Participant ceases to be a director.

  (g) Distribution from Accounts Prior to Termination of Service as a
Director. Any Participant may, by filing a written election with the Secretary of the Company, elect to receive a distribution of all or any portion of the amounts credited to the Participant's Account as of a date which is at least one full year after the date as of which such election is so filed with the Secretary; provided that, any Participant who elects to receive a distribution pursuant to this first sentence of this Section 8(g) shall cease to be eligible to make any additional deferrals under this Section 8 with respect to compensation payable in the two calendar years immediately following the year in which such election is filed with the Secretary. Additionally, if after submission of a written request by a Participant to the Secretary of the Company and such written evidence of the Participant's financial condition as the Compensation Committee of the Board of Directors shall reasonably request, such Committee determines that the Participant has suffered or will (absent a withdrawal hereunder) suffer a financial hardship, such Participant may withdraw from his Interest Account (but not from his Stock Account) up to such amount as the Committee shall determine to be necessary to alleviate such financial hardship.

  (h) Payment of Plan Distributions. Any distribution to be made hereunder, whether in the form of a lump sum payment or installments, following the termination of a Participant's service as a director shall commence in accordance with the Distribution Election made by the Participant in accordance with Section

8(f). If a Participant fails to specify a form of payment or a commencement date for a distribution in accordance with Section 8(f), such distribution shall be made in cash and commence on the first business day of the calendar year immediately following the year in which the Participant ceases to be a director. If a Participant fails to specify in accordance with Section 8(f) that a distribution shall be made in a lump-sum payment or a number of installments, such distribution shall be made in a lump-sum payment. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installment Distribution Election shall have been paid.

9. NONTRANSFERABILITY OF AWARDS

  No Award shall be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

10. EFFECTIVENESS, TERMINATION AND AMENDMENT

  The Plan shall become effective on July 1, 1995 and shall terminate at the close of business of June 30, 2005, unless sooner terminated pursuant to paragraph (b) below. No Awards shall be granted under the Plan after June 30, 2005, provided that Exchange Shares may be awarded thereafter to the extent that a Participant elected to receive such Exchange Shares on or prior to July 1, 2004, and amounts elected to be deferred prior to December 31, 2004 shall continue to be deferred in accordance with the terms of the Plan. The Board at any time or from time to time may amend or terminate the Plan, provided that
(i) the provisions of the Plan relating to (A) the number of Shares (including Exchange Shares) to be granted to any Participant or subject to any Option granted to any Participant, (B) the material terms of any such grant of Shares or Options (including, without limitation, the time of any such grant) or (C) the manner in which the Stock Account operates may not be amended more than once every six months other than to comport with changes in the Code and the regulations thereunder and (ii) no termination, amendment or modification of the Plan may, without the consent of a Participant or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award.

11. GENERAL PROVISIONS

  (a) No Right to Remain as a Director. The Plan shall not impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain as a director of the Company, provided that, by accepting any Award, a Participant shall represent to the Company that it is the Participant's good faith intention to continue to serve as a director of the Company until the next annual meeting of the stockholders.

  (b) Investment Representation; Registration. If the Board determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that he is purchasing or accepting the Shares then acquired for his own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exemption.

  (c) No Right to Specific Assets. Nothing contained in the Plan and no action taken pursuant to the Plan (including without limitation the grant of any Option hereunder) shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

  (d) Rights as a Stockholder. A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by his Option until he shall have become the holder of record of such Share(s) and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in the Plan.

  (e) Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific instances.

  (f) Issuance of Stock Certificates; Legends; Listing. Upon any exercise of an Option and payment of the exercise price thereof and upon the issuance of Shares pursuant to Sections 6 and 7, a certificate or certificates for the Shares shall be issued by the Company in the name of the person or persons exercising such Option or receiving such Shares and shall be delivered to or upon the order of such person or persons. Certificates for Shares issued upon exercise of an Option or pursuant to Section 6 and 7 shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

  (g) Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of Shares under the Plan, including requiring a Participant to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company in respect of the issuance of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Board may prescribe.

  (h) Notices. Each Participant shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

  (i) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

  (j) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

  (k) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware.

P R O X Y

[LOGO] TAMBRANDS

                Annual Meeting of Shareholders, April 25, 1995
              Proxy Solicited on Behalf of the Board of Directors
                               of Tambrands Inc.

The undersigned hereby (a) appoints LILYAN H. AFFINITO, PAUL S. DOHERTY and HOWARD B. WENTZ, JR., and each of them, the proxies of the undersigned, with power of substitution to each, to vote all the shares of Common Stock of Tambrands Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, on April 25, 1995 at 9:30 A.M., and at any adjournment thereof (the "Annual Meeting"), on all matters coming before the Annual Meeting as indicated on the reverse side hereof, and
(b) if applicable, instructs Putnam Fiduciary Trust Company, as Trustee (the "Trustee") of the Tambrands Savings Plan (the "Plan"), (i) to vote, in the manner indicated in this Proxy, all shares of Common Stock of the Corporation credited to the account of the undersigned as of February 28, 1995 under the Plan which the Trustee is entitled to vote at the Annual Meeting on all matters coming before the Annual Meeting as indicated on the reverse side hereof and
(ii) to appoint the foregoing proxies in accordance with clause (a) hereof to so vote such shares.

                       Election of Directors, Nominees:

     Lilyan H. Affinito, Paul S. Doherty, Edward T. Fogarty, Floyd Hall, Robert P. Kiley, John Loudon, Ruth M. Manton, John A. Meyers, H.L. Tower,
                  Howard B. Wentz, Jr. and Robert M. Williams

             PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
             SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued on reverse side)

                                                                            1873
[X]  Please mark your
     votes as in this
     example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no contrary instructions are indicated, this Proxy will be voted FOR the election of the nominees listed and FOR the other Proposal, except that any shares credited to the account of the undersigned under the Plan as to which no specific instructions are indicated on this Proxy will be voted in the same proportion as all other shares held under the Plan as to which timely instructions have been received are voted.

The Board of Directors favors a vote FOR election of the nominees listed on the reverse side and FOR the other Proposal.

                           FOR             WITHHELD
1.  Election of            [_]               [_]
    Directors.
    (see reverse)

    FOR, except vote withheld from the following nominees(s):


    -------------------------------------------

                           FOR   AGAINST   ABSTAIN
2.  Approval of the 1995   [_]     [_]       [_]
    Directors Stock and
    Deferred Compensation
    Plan.

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.


                                  Do you plan to attend the
                                  Annual Meeting?                 [_]   [_]
                                                                  YES   NO

                                  Please sign names(s) exactly as printed
                                  hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.


                                  ---------------------------------------------
PLEASE MARK, SIGN AND DATE
THIS PROXY AND RETURN IT
PROMPTLY IN THE ENCLOSED          ---------------------------------------------
ENVELOPE.                         SIGNATURE(S)                             DATE